EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of PagSeguro Digital Ltd. of our report dated December 22, 2017 relating to the financial statements of Pagseguro Internet S.A., which appears in the Amendment No. 1 to the Registration Statement on Form F-1 (No. 333-222292) of PagSeguro Digital Ltd.

/s/ PricewaterhouseCoopers

Auditores Independentes

São Paulo, Brazil

March 7, 2018